Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 1) of our report dated April 6, 2022 with respect to the audited financial statements of LMF Acquisition Opportunities, Inc. (the “Company”) for the year ended December 31, 2021 and the period from October 28, 2020 (inception) to December 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 11, 2022